Exhibit 32.01

OFFICER CERTIFICATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Northern States Power Company, a Wisconsin Corporation (NSP-Wisconsin) on Form 10-Q for the quarter ended March 31, 2018, as filed with the SEC on the date hereof (Form 10-Q), each of the undersigned officers of NSP-Wisconsin certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of NSP-Wisconsin as of the dates and for the periods expressed in the Form 10-Q.

Date: April 27, 2018

/s/ BEN FOWKE
Ben Fowke
Chairman, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Executive Vice President, Chief Financial Officer and Director
(Principal Financial Officer)
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to NSP-Wisconsin and will be retained by NSP-Wisconsin and furnished to the SEC or its staff upon request.

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